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                                   EXHIBIT A

                 RELEVANT SUBSIDIARIES OF PARENT HOLDING COMPANY

PART A: TCW ENTITIES

PARENT HOLDING COMPANY:

       The TCW Group, Inc.

       Robert Day (an individual who may be deemed to control The TCW Group, Inc.)


RELEVANT SUBSIDIARIES THAT ARE PERSONS DESCRIBED IN RULE 13D-1(B):

(i)  TCW  Investment  Management  Company,  a  California  corporation  and   an
     Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940.

(ii) TCW/Crescent Mezzanine, L.L.C., a California corporation and an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940.

Note:      No Common Stock of Color Spot Nurseries, Inc. is held directly by The
     TCW Group, Inc. Other than the indirect holdings of The TCW Group, Inc., no Common Stock of Color Spot Nurseries, Inc. is held directly or indirectly by Robert Day, an individual who may be deemed to control The TCW Group, Inc.

PART B: NON TCW ENTITIES

PARENT HOLDING COMPANY:

        Robert Day (an individual who may be deemed to control the entities described below which are not subsidiaries of The TCW Group, Inc.)

RELEVANT SUBSIDIARIES THAT ARE PERSONS DESCRIBED IN RULE 13D-1(B):

        Oakmont Corporation, a California corporation and an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940.





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